Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2025 Results

Increases Quarterly Dividend to $0.75 per Share

LOUISVILLE, KY. (February 19, 2026) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the fourth quarter and fiscal year ended December 30, 2025.

Financial Results

Financial results for the fourth quarter and fiscal year ended December 30, 2025 and December 31, 2024 were as follows:

	Fourth Quarter Ended			Fiscal Year Ended
($000's, except per share amounts)	December 30, 2025	December 31, 2024	% change	December 30, 2025	December 31, 2024	% change
Total revenue	$1,482,031	$1,437,914	3.1%	$5,878,075	$5,373,332	9.4%
Income from operations	96,717	138,552	(30.2%)	474,740	516,519	(8.1%)
Net income	84,635	115,833	(26.9%)	405,554	433,592	(6.5%)
Diluted earnings per share	$1.28	$1.73	(26.1%)	$6.10	$6.47	(5.8%)

Note: Fourth quarter and fiscal year 2025 results include 13 and 52 weeks, respectively, compared to 14 and 53 weeks in the fourth quarter and fiscal year 2024, respectively.

Results for the fourth quarter ended December 30, 2025, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 4.2% at company restaurants;
●	Average weekly sales at company restaurants were $160,021 of which $22,099 were to-go sales as compared to average weekly sales of $153,867 of which $20,067 were to-go sales in the prior year;
●	Restaurant margin dollars decreased 15.6% to $204.8 million from $242.6 million in the prior year primarily due to lapping the benefit of the additional week in the prior year and higher food and beverage costs partially offset by higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 309 basis points to 13.9% as commodity inflation of 9.5% and wage and other labor inflation of 2.9% were partially offset by higher sales;
●	Diluted earnings per share decreased 26.1% primarily driven by lower restaurant margin dollars and higher depreciation and amortization expenses partially offset by lower income tax expense and the impact of share repurchases. Diluted earnings per share growth was negatively impacted by approximately 12% as a result of the additional week in the prior year;
●	Nine company restaurants and one franchise restaurant were opened; and
●	Capital allocation spend included capital expenditures of $89.2 million, franchise acquisitions of $13.3 million, dividends of $44.9 million, and repurchases of common stock of $50.0 million.

Results for the fiscal year ended December 30, 2025, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 4.9% at company restaurants;
●	Average weekly sales at company restaurants were $161,918 of which $21,973 were to-go sales as compared to average weekly sales of $155,285 of which $19,940 were to-go sales in the prior year;
●	Restaurant margin dollars decreased 1.1% to $905.7 million from $915.8 million in the prior year primarily due to higher food and beverage costs and lapping the benefit of the additional week in the prior year partially offset by higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 165 basis points to 15.5% as commodity inflation of 6.1% and wage and other labor inflation of 3.7% were partially offset by higher sales;
●	Diluted earnings per share decreased 5.8% primarily driven by lower restaurant margin dollars and higher depreciation and amortization expenses partially offset by lower income tax expense and the impact of share repurchases. Diluted earnings per share growth was negatively impacted by approximately 4% as a result of the additional week in the prior year;
●	28 company restaurants and four franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $388.0 million, franchise acquisitions of $107.5 million, dividends of $180.3 million, and repurchases of common stock of $150.0 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We had a strong finish to the year thanks to the dedication of our operators who continued to drive traffic growth. While commodity inflation continues to pressure restaurant margin, we remain committed to preserving our value proposition and maintaining a relentless focus on operational excellence.”

Morgan added, “During 2025, we significantly increased our company store footprint through a record number of franchise acquisitions and new store development. With three growing brands and the Legendary efforts of Roadie Nation, which now stands over 100,000 Roadies strong, we are confident in our ability to continue to drive long-term shareholder value.”

Franchise Acquisitions

On the first day of our 2026 fiscal year, the Company completed the acquisitions of five domestic franchise restaurants for an aggregate purchase price of approximately $72 million.

2026 Outlook

Comparable restaurant sales at company restaurants for the first seven weeks of the first quarter of the 2026 fiscal year increased 8.2% compared to 2025. In addition, the Company plans to implement a menu price increase of approximately 1.9% in early April.

Management updated the following expectations for 2026:

●	An effective income tax rate of 14% to 15%.

Management reiterated the following expectations for 2026:

●	Positive comparable restaurant sales growth, including the benefit of menu pricing actions;
●	Store week growth of 5% to 6%, including the benefit from franchise acquisitions;
●	Commodity inflation of approximately 7%;
●	Wage and other labor inflation of 3% to 4%; and
●	Total capital expenditures of approximately $400 million.

Cash Dividend Payment

On February 18, 2026, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.75 per share of common stock. This payment will be distributed on March 31, 2026, to shareholders of record at the close of business on March 17, 2026.

Non-GAAP Measures

The Company prepares the unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including pre-opening and general and administrative expenses. The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results. The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants. The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, February 19, 2026, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Fourth Quarter 2025 Earnings. A replay of the call will be available until February 26, 2026, by dialing (800) 770-2030 or (609) 800-9909 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 820 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet the Company’s business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and the impact of tariffs; food safety and food-borne illness concerns; and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Megan Pence
(502) 515-7298	(502) 461-1878

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 30, 2025	December 31, 2024	December 30, 2025	December 31, 2024
Revenue:
Restaurant and other sales	$1,473,807	$1,428,780	$5,847,234	$5,341,853
Royalties and franchise fees	8,224	9,134	30,841	31,479
Total revenue	1,482,031	1,437,914	5,878,075	5,373,332
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	535,841	479,461	2,049,687	1,785,119
Labor	489,095	471,511	1,944,416	1,764,740
Rent	23,731	21,017	92,321	80,560
Other operating	220,330	214,142	855,092	795,657
Pre-opening	7,807	6,511	27,502	28,090
Depreciation and amortization	54,468	49,239	206,640	178,157
Impairment and closure, net	70	91	349	1,226
General and administrative	53,972	57,390	227,328	223,264
Total costs and expenses	1,385,314	1,299,362	5,403,335	4,856,813
Income from operations	96,717	138,552	474,740	516,519
Interest income, net	149	1,767	3,137	6,774
Equity income from investments in unconsolidated affiliates	1,108	419	2,879	1,197
Income before taxes	97,974	140,738	480,756	524,490
Income tax expense	11,291	22,232	66,421	80,145
Net income including noncontrolling interests	86,683	118,506	414,335	444,345
Less: Net income attributable to noncontrolling interests	2,048	2,673	8,781	10,753
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$84,635	$115,833	$405,554	$433,592

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.28	$1.74	$6.11	$6.50
Diluted	$1.28	$1.73	$6.10	$6.47
Weighted average shares outstanding:
Basic	66,078	66,680	66,324	66,752
Diluted	66,250	66,998	66,511	67,011
Cash dividends declared per share	$0.68	$0.61	$2.72	$2.44

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 30, 2025	December 31, 2024
Cash and cash equivalents	$134,709	$245,225
Other current assets, net	316,767	271,343
Property and equipment, net	1,803,841	1,617,673
Operating lease right-of-use assets, net	879,521	769,865
Goodwill	242,220	169,684
Intangible assets, net	17,742	1,265
Other assets	154,672	115,724
Total assets	$3,549,472	$3,190,779

Current liabilities	908,837	828,130
Operating lease liabilities, net of current portion	943,070	826,300
Other liabilities	215,863	162,626
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,460,820	1,358,347
Noncontrolling interests	20,882	15,376
Total liabilities and equity	$3,549,472	$3,190,779

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal Year Ended
	December 30, 2025	December 31, 2024
Cash flows from operating activities:
Net income including noncontrolling interests	$414,335	$444,345
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	206,640	178,157
Share-based compensation expense	47,765	47,055
Deferred income taxes	7,025	(13,803)
Other noncash adjustments, net	2,920	4,325
Change in working capital, net of acquisitions	51,382	93,550
Net cash provided by operating activities	730,067	753,629
Cash flows from investing activities:
Capital expenditures - property and equipment	(387,996)	(354,341)
Acquisitions of franchise restaurants, net of cash acquired	(107,528)	—
Other investing activities, net	12,710	17,440
Net cash used in investing activities	(482,814)	(336,901)
Cash flows from financing activities:
Repurchase of shares of common stock, including excise taxes as applicable	(150,437)	(80,003)
Dividends paid to shareholders	(180,262)	(162,864)
Other financing activities, net	(27,070)	(32,882)
Net cash used in financing activities	(357,769)	(275,749)
Net (decrease) increase in cash and cash equivalents	(110,516)	140,979
Cash and cash equivalents - beginning of period	245,225	104,246
Cash and cash equivalents - end of period	$134,709	$245,225

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	December 30, 2025	December 31, 2024	December 30, 2025	December 31, 2024
Income from operations	$96,717	$138,552	$474,740	$516,519

Less:
Royalties and franchise fees	8,224	9,134	30,841	31,479

Add:
Pre-opening	7,807	6,511	27,502	28,090
Depreciation and amortization	54,468	49,239	206,640	178,157
Impairment and closure, net	70	91	349	1,226
General and administrative	53,972	57,390	227,328	223,264

Restaurant margin	$204,810	$242,649	$905,718	$915,777

Restaurant margin (as a percentage of restaurant and other sales)	13.9%	17.0%	15.5%	17.1%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin $ per

store week and weekly sales by group)

(unaudited)

	Fourth Quarter Ended
	December 30, 2025	December 31, 2024	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,473,807	$1,428,780	3.2%
Store weeks	9,224	9,276	(0.6)%
Comparable restaurant sales (1)	4.2%	7.7%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	36.4%	33.5%	(281)	bps
Labor	33.2%	33.0%	(18)	bps
Rent	1.6%	1.5%	(14)	bps
Other operating	14.9%	15.0%	4	bps
Total	86.1%	83.0%

Restaurant margin %	13.9%	17.0%	(309)	bps
Restaurant margin $	$204,810	$242,649	(15.6)%
Restaurant margin $/Store week	$22,204	$26,159	(15.1)%

Texas Roadhouse restaurants only:
Store weeks	8,375	8,478	(1.2)%
Comparable restaurant sales (1)	4.4%	7.8%
Average unit volume (2)	$2,144	$2,220	(3.4)%
Average unit volume, 2024 adjusted (3)	$2,144	$2,066	3.8%
Weekly sales by group:
Comparable restaurants (611 and 564 units)	$165,822	$159,260	4.1%
Average unit volume restaurants (24 and 27 units)	$142,569	$130,282	9.4%
Restaurants less than 6 months old (13 and 17 units)	$162,834	$158,119	3.0%

Bubba’s 33 restaurants only:
Store weeks	719	680	5.7%
Comparable restaurant sales (1)	1.0%	6.7%
Average unit volume (2)	$1,517	$1,626	(6.7)%
Average unit volume, 2024 adjusted (3)	$1,517	$1,509	0.5%
Weekly sales by group:
Comparable restaurants (45 and 40 units)	$117,276	$117,098	0.2%
Average unit volume restaurants (5 and 5 units)	$111,190	$108,687	2.3%
Restaurants less than 6 months old (6 and 4 units)	$145,210	$129,924	11.8%

Texas Roadhouse franchise restaurants only:
Store weeks	1,242	1,576	(21.2)%
Comparable restaurant sales	5.3%	5.6%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(3)	For comparative purposes, Q4 2024 was adjusted to include 13 weeks.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	Fourth Quarter Ended			Fiscal Year Ended
	December 30, 2025	December 31, 2024	Change	December 30, 2025	December 31, 2024	Change
Restaurant openings
Company - Texas Roadhouse	7	7	—	20	26	(6)
Company - Bubba’s 33	2	1	1	7	4	3
Company - Jaggers	—	1	(1)	1	1	—
Total company restaurants	9	9	—	28	31	(3)

Franchise - Jaggers - Domestic	—	1	(1)	1	2	(1)
Franchise - Texas Roadhouse - Int'l (1)	1	3	(2)	3	11	(8)
Franchise - Jaggers - Int'l	—	1	(1)	—	1	(1)
Total franchise restaurants	1	5	(4)	4	14	(10)

Total restaurants	10	14	(4)	32	45	(13)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	3	—	3	20	—	20
Franchise - Texas Roadhouse - Domestic	(3)	—	(3)	(20)	—	(20)

Restaurant closures
Franchise - Texas Roadhouse - International	—	(2)	2	—	(2)	2

Restaurants open at the end of the quarter
Company - Texas Roadhouse	648	608	40
Company - Bubba’s 33	56	49	7
Company - Jaggers	10	9	1
Total company restaurants	714	666	48

Franchise - Texas Roadhouse - Domestic	36	56	(20)
Franchise - Jaggers - Domestic	5	4	1
Franchise - Texas Roadhouse - Int'l (1)	60	57	3
Franchise - Jaggers - Int'l	1	1	—
Total franchise restaurants	102	118	(16)

Total restaurants	816	784	32

(1)	Includes a U.S. territory.